Exhibit 10.2

CALL OPTION AGREEMENT

This Call Option Agreement (the “Agreement”) dated as of February , 2018 by and between Protalex, Inc. (the “Company”) and Niobe Ventures, LLC (“Niobe”).

WHEREAS, on the date hereof, the Company has consummated a private placement financing solely to accredited investors (the “Offering”) of $ _______ million of principal amount of its Senior Convertible Notes (individually a “Note” and collectively the “Notes”), due February , 2023 (the “Maturity Date”); and

WHEREAS, the principal and accrued and unpaid interest on the Notes may, at the option of the Note holder, be converted into shares of the Common Stock par value $.00001, per share of the Company (“Common Stock”) at a conversion price of $.20 per share, subject to adjustment as provided for in the Notes; and

WHEREAS, giving effect to its conversion of certain outstanding debt to equity on the date hereof, Niobe owns shares of Common Stock (the “Niobe Shares”), which represent approximately 87% of the issued and outstanding shares of the Common Stock of the Company; and

WHEREAS in order to facilitate the sale of the Notes, Niobe has agreed to off-set the dilutive effect of the conversion of the Notes by providing for the Company to automatically repurchase, for nominal consideration, certain of the Niobe Shares upon conversion of all or any portion of the Notes.

NOW THEREFORE, the parties hereby agree as follows:

(1)	Option.

(a)	To the extent that the Company, from time to time, issues shares of Common Stock to, or at the direction of, a holder of a Note (“Conversion Shares”) upon conversion of all or a portion of the outstanding principal and/or accrued and unpaid interest of such Note, the Company shall simultaneously purchase from Niobe, and Niobe shall simultaneously sell to the Company, for the Per Share Option Price, that number of shares of Common Stock as shall equal 66 2/3% of the Conversion Shares (the “Niobe Share Portion”).

(b)	The purchase of the Niobe Share Portion shall be deemed to occur, without further action by the Company or Niobe, immediately upon the Company’s receipt of a properly tendered Conversion Notice as contemplated by the Notes (each, a “Conversion Date”). The Company shall tender by check or wire transfer, within three (3) business days of a Conversion Date, an amount equal to the product of (i) the number of shares constituting the Niobe Share Portion, and (ii) the Per Share Option Price (each such amount, a “Niobe Share Portion Purchase Price”).

(c)	On or before 12:00 noon Eastern Time on the date following a Conversion Date, the Company shall provide written notice of the Niobe Share Portion attributable to such conversion by email to Niobe (akling@ghventure.com), with a copy to Kenneth S. Rose (krose@mzrl.com) to facilitate the preparation and filing with the Securities and Exchange Commission of all necessary reports with respect to the sale of the Niobe Share Portion. Time is of the essence with respect to this Company notice obligation.

(2)	Restricted Account.

(a)	In order to secure Niobe’s obligation hereunder, as soon as practicable, and in no event later than ten (10) Business Days from the date hereof, Niobe shall deliver certificate(s) representing an aggregate of 4,750,000 shares of Common Stock (the “Restricted Shares”), together with any other documentation required, to the Company’s Stock Transfer Agent, to be deposited in a restricted account to facilitate the purchase and transfer to the Company of the Niobe Share Portion as of each Conversion Date, if any.

(i)	Any Restricted Shares remaining in the restricted account shall be released to Niobe without restriction on the earliest to occur of: (i) February 28, 2023, or (ii) the date on which no Notes remaining outstanding.

(b)	Niobe agrees that it shall not sell, assign, pledge or otherwise encumber any of the Restricted Shares.

(c)	Niobe shall retain all voting rights with respect to the Restricted Shares, prior to any sale to the Company.

(d)	In the event that the Company and Niobe are unable to effect the deposit of the Restricted Shares as contemplated by subsection (a) above within the specified period, the parties will engage an escrow agent to deposit the Restricted Shares with to effect the purpose and intent of this Agreement.

(3)	Entire Agreement. This Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement.

(4)	Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the parties.

(5)	Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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(6)	No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(7)	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(8)	Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(9)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(10)	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the parties will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(11)	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(12)	Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

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(13)	Definitions. For purposes of this Agreement the following terms shall have the following meanings:

(a)	“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday, in the United States, or a day on which banking institutions in the State of New York, are authorized or required by law or other government action to close.

(b)	“Per Share Option Price” means $.01 as appropriately adjusted from time to time as follows:

If the Company, at any time shall:

(i)	pay a stock dividend or otherwise make a distribution on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock;

(ii)	subdivide outstanding shares of Common Stock into a larger number of shares; or

(iii)	combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares,

then the Per Share Option Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock, outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

Signature Page Follows

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IN WITNESS WHEREOF, the parties hereto have caused this Call Option Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROTALEX, INC.		Address for Notice

By:
	Name: Kirk M. Warshaw	131 Columbia Turnpike
	Title: Chief Financial Officer	Suite 1
Florham Park, NJ 07932
Attn: Kirk Warshaw, CFO
Fax: 212 713-1818

With a copy to (which shall not constitute notice):
Morse Zelnick Rose & Lander, LLP
825 Third Avenue
New York, NY 10022
Attn: Kenneth S. Rose, Esq.
Fax: (212) 208-6809

NIOBE VENTURES, LLC		Address for Notice

By:		c/o Arnold P. Kling
	Name: Arnold P. Kling	410 Park Avenue, 17th Floor
	Title: President	New York, NY 10022

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